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                                                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion and incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 (File No. 333-67687) of our report, which includes an explanatory paragraph that refers to a change in accounting for external legal costs related to patents, as discussed in Note 3 to the financial statements, dated February 11, 1998, on our audits of the financial statements of Anesta Corp. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
December 16, 1998